UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor New York, NY 10105
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRG	NYSE American
8.250% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrA	NYSE American
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrC	NYSE American
7.125% Series D Cumulative Preferred Stock, $0.01 par value per share	BRG-PrD	NYSE American

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of each class
Series B Redeemable Preferred Stock, $0.01 par value per share
Warrants to Purchase Shares of Class A Common Stock, $0.01 par value per share

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Dealer Manager Agreement

On November 13, 2019, Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”) and its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with Bluerock Capital Markets, LLC, a Delaware limited liability company, an affiliate of the Company (the “Dealer Manager”), whereby the Dealer Manager will serve as the Company’s exclusive dealer manager in connection with the Company’s primary offering (the “Offering”) of up to 20,000,000 shares of Series T redeemable preferred stock of the Company (the “Series T Preferred Stock”) on a “reasonable best efforts” basis. The Series T Preferred Stock is registered with the Securities and Exchange Commission (the “SEC”) pursuant to a registration statement on Form S-3 (File No. 333-224990), as the same may be amended and/or supplemented (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), and will be offered and sold pursuant to a prospectus supplement dated November 13, 2019, and a base prospectus dated May 23, 2018 relating to the Registration Statement. In addition to the primary Offering, the Company is also offering up to 12,000,000 shares of Series T Preferred Stock pursuant to a dividend reinvestment plan (the “Series T DRIP”) at $25.00 per share, and reserves the right to reallocate the shares of Series T Preferred Stock being offered between the Offering and the Series T DRIP.

Under the Dealer Manager Agreement, the Dealer Manager will provide certain sales, promotional and marketing services to the Company in connection with the Offering, and the Company will pay the Dealer Manager (i) selling commissions of 7.0% of the gross proceeds from sales of Series T Preferred Stock in the Offering (“Selling Commissions”), provided, that if the Dealer Manager enters into an agreement with a participating broker-dealer providing for a maximum selling commission of less than 7.0%, then the offering price per share of Series T Preferred Stock sold through such participating broker-dealer shall be reduced by an amount equal to the reduction in selling commission paid to such participating broker-dealer, and (ii) a dealer manager fee of 3.0% of the gross proceeds from sales of Series T Preferred Stock in the Offering (the “Dealer Manager Fee”). It is anticipated that substantially all of the Selling Commissions and the Dealer Manager Fee will be reallowed by the Dealer Manager to participating broker-dealers and/or applied by the Dealer Manager in support of the Offering.

The terms of the Dealer Manager Agreement were approved by the Company’s board of directors, including all of its independent directors.

Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker-dealers, and the Dealer Manager has agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of (i) untrue statements of a material fact contained in the Registration Statement, prospectus or any supplement thereto, or blue sky applications relating to the Offering, or (ii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, prospectus or any supplement thereto, or blue sky applications relating to the Offering.

The foregoing description of the Dealer Manager Agreement is a summary and is qualified in its entirety by the terms of Dealer Manager Agreement, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Series T Preferred Stock is attached as Exhibit 5.1 hereto, and a copy of the opinion of Vinson & Elkins LLP with respect to tax matters concerning the Series T Preferred Stock is attached as Exhibit 8.1 hereto.

Twelfth Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On November 19, 2019, in connection with the Offering, the Company entered into a Twelfth Amendment to Second Amended and Restated Agreement of Limited Partnership (the “Twelfth Amendment) of its Operating Partnership. The Twelfth Amendment provides, among other things, for the designation of 32,000,000 new Series T Redeemable Preferred Units of the Operating Partnership (the “Series T Preferred Units”), and the issuance of the Series T Preferred Units to the Company in exchange for the contribution by the Company of the net proceeds of the Offering of the Series T Preferred Stock. The Series T Preferred Units will have substantially similar rights and preferences as the Series T Preferred Stock, as described below in Item 3.03.

The foregoing description of the Twelfth Amendment is a summary and is qualified in its entirety by the terms of the Twelfth Amendment, a copy of which is filed as Exhibit No. 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On November 13, 2019, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 32,000,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of Series T Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on November 13, 2019.

Ranking. The Series T Preferred Stock will rank (i) senior to the Company’s Class A common stock, $0.01 par value per share the “Class A Common Stock”), and (ii) on parity with (a) the Company’s 8.250% Series A cumulative redeemable preferred stock (the “Series A Preferred Stock”), (b) the Company’s Series B redeemable preferred stock (the “Series B Preferred Stock”), (c) the Company’s 7.625% Series C cumulative redeemable preferred stock (the “Series C Preferred Stock”), and (d) the Company’s 7.125% Series D cumulative preferred stock (the “Series D Preferred Stock”), in each case with respect to priority of dividend payments and rights upon the Company’s liquidation, dissolution or winding up.

Dividends. The Articles Supplementary provide that, commencing on the date of original issuance, the Company will pay the following dividends on the Series T Preferred Stock:

1.	Series T Cash Dividends. Cumulative cash dividends on each share of Series T Preferred Stock at an annual rate of 6.15% of the Stated Value (each, a “Series T Cash Dividend”). Series T Cash Dividends are expected to be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day). The initial Series T Cash Dividend on each share of Series T Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series T Preferred Stock. Each subsequent Series T Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series T Cash Dividend period for which a Series T Cash Dividend has been paid on each such share of Series T Preferred Stock.

2.	Annual Series T Stock Dividends. Annual stock dividends, each at an annual rate of 0.2% of the Stated Value, for each of the first five (5) years from and including the later of (i) the year 2020 or (ii) the year of original issuance of each such share of Series T Preferred Stock, payable in shares of Series T Preferred Stock (each, an “Annual Series T Stock Dividend”). Annual Series T Stock Dividends are expected to be authorized and declared on an annual basis, payable annually on the 29th day of December to eligible holders of record on the 24th day of December of each such year (or if such payment date or record date is not a business day, on the immediately preceding business day). The initial Annual Series T Stock Dividend payable on each share of Series T Preferred Stock will accrue and be cumulative on a monthly basis, from and including the later of (i) January 2020 or (ii) the month of original issuance of such share of Series T Preferred Stock. Each subsequent Annual Series T Stock Dividend will accrue and be cumulative on a monthly basis, from the end of the most recent Annual Series T Stock Dividend period for which an Annual Series T Stock Dividend has been paid on each such share of Series T Preferred Stock.

Any such Series T Cash Dividend or Annual Series T Stock Dividend may vary among holders of Series T Preferred Stock, and may be prorated with respect to any shares of Series T Preferred Stock that were outstanding (a) for purposes the Series T Cash Dividend, less than the total number of days in the Series T Cash Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated Series T Cash Dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series T Preferred Stock were outstanding; and (b) for purposes the Annual Series T Stock Dividend, less than the total number of months in the Annual Series T Stock Dividend period to which the applicable dividend payment date relates, with the amount of any such prorated Annual Series T Stock Dividend being computed on the basis of the actual number of months during such dividend period in which such shares of Series T Preferred Stock were at any time outstanding.

Dividend Coverage Ratio.   For so long as any shares of Series T Preferred Stock remain outstanding, the Company will maintain a Dividend Coverage Ratio (as defined in the Articles Supplementary) of not less than 1.1:1 (the “Coverage Requirement”) as of the end of each calendar quarter. If the Dividend Coverage Ratio is below the Coverage Requirement as reflected in a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable and including any amendment thereof, filed by the Company during the most recent quarter (the “Current Filing”), then on and after the date of such Current Filing and until and unless the Coverage Requirement has been met, the Company shall not (i) issue any additional shares of any preferred stock the terms of which expressly provide that it ranks on parity with the Series T Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs (“Parity Preferred Stock”), nor (ii) make any voluntary distributions on shares of Class A Common Stock or any other class or series of the Company’s capital stock other than stock that, pursuant to its express terms, ranks junior to the Series T Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs; in either case, other than distributions required to maintain the Company’s qualification as a REIT for tax purposes.

So long as any shares of Series T Preferred Stock remain outstanding, the Company shall not sell an asset if such sale would cause it to fail to meet the Coverage Requirement, unless such sale is reasonably necessary for the Company to continue to qualify as a REIT. For purposes of determining the Dividend Coverage Ratio in such context, the Company’s Core Funds from Operations (“CFFO”) will be determined on a reasonable pro forma basis to adjust for the effect of disposing of the subject property.

Redemptions. The Series T Preferred Stock is not redeemable by the Company prior to the second anniversary of the date of original issuance, except in limited circumstances relating to the Company’s ability to preserve its qualification as a real estate investment trust (“REIT”), or in connection with a Change of Control (as defined in the Articles Supplementary) as described below.

Optional Redemption by the Company.  On and after the second anniversary of the date of original issuance of the shares of Series T Preferred Stock to be redeemed, the Company may, at its option, redeem the Series T Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of 100% of the Stated Value, plus an amount equal to all accrued but unpaid cash dividends to and including the redemption date, payable in cash or in equal value of shares of Class A Common Stock based on the closing price per share of Class A Common Stock for the single trading day prior to the date of redemption. For purposes of such optional redemptions by the Company, when the shares of Series T Preferred Stock to be redeemed were acquired by the holder pursuant to either (i) the Series T DRIP or (ii) an Annual Series T Stock Dividend (such shares, “DRIP/ASTSD Shares”), the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Preferred Stock pursuant to which such DRIP/ASTSD Shares are directly or indirectly attributable (such shares, “DRIP/ASTSD Underlying Series T Shares”), and such DRIP/ASTSD Shares shall become subject to optional redemption by the Company hereunder on the same date as the DRIP/ASTSD Underlying Series T Shares.

Redemption at Option of Holders.   Holders of the Series T Preferred Stock may, at their option, elect to cause the Company to redeem their shares at a redemption price equal to the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends, if any, to and including the redemption date; provided, that shares of Series T Preferred Stock acquired by the holder pursuant to the Series T DRIP will not be subject to a redemption fee. The redemption fee shall be equal to:

•	Beginning on the date of original issuance of the shares to be redeemed: 12%

•	Beginning one year from the date of original issuance of the shares to be redeemed: 9%

•	Beginning two years from the date of original issuance of the shares to be redeemed: 6%

•	Beginning three years from the date of original issuance of the shares to be redeemed: 3%

•	Beginning four years from the date of original issuance of the shares to be redeemed: 0%

For purposes of any such redemption at the option of a holder, where the shares of Series T Preferred Stock to be redeemed were acquired by the holder pursuant to an Annual Series T Stock Dividend (such shares, “ASTSD Shares”), the “date of original issuance” of such ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Preferred Stock pursuant to which such ASTSD Shares are directly or indirectly attributable (such shares, “ASTSD Underlying Series T Shares”), and such ASTSD Shares shall be subject to the same redemption fee to which such ASTSD Underlying Series T Shares would be subject if submitted for simultaneous redemption hereunder.

Optional Redemption Following Death of a Holder. In addition, beginning on the date of original issuance and ending five years thereafter, the Company will redeem shares of Series T Preferred Stock of a holder who is a natural person upon his or her death, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of the holder’s estate, the recipient of such shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. If spouses are joint registered holders of shares of Series T Preferred Stock, the written request to redeem such shares may be made upon the death of either spouse. The Company must receive such written request within one (1) year after the death of the holder. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death shall be subject to the approval of company management in its sole discretion. Any such redemptions will be made at a redemption price equal to the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon through and including the date of redemption. For purposes of any such optional redemption following the death of a holder, when the shares of Series T Preferred Stock to be redeemed are DRIP/ASTSD Shares, the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the DRIP/ASTSD Underlying Series T Shares.

If a holder of Series T Preferred Stock causes the Company to redeem shares of Series T Preferred Stock, the Company has the right, in its sole discretion, to pay the redemption price in cash or in equal value of shares of its Class A Common Stock, based on the closing price per share of Class A Common Stock for the single trading day prior to the date of redemption.

The Company’s ability to redeem shares of Series T Preferred Stock in cash may be limited to the extent that the Company does not have sufficient funds available to fund such cash redemption. Further, the Company’s obligation to redeem any of the shares of Series T Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which the Company is a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

Change of Control Redemption by the Company. In addition, upon the occurrence of a Change of Control, the Company will be required to redeem all outstanding shares of the Series T Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then the Company will pay such portion as would otherwise violate the solvency tests in shares of Class A Common Stock to holders on a pro rata basis, based on the closing price per share of Class A Common Stock for the single trading day prior to the date of redemption.

Voting Rights. The Series T Preferred Stock generally has no voting rights. However, holders of shares of Series T Preferred Stock will have an exclusive voting right on any amendment to the Company’s charter that would alter only the contract rights, as expressly set forth in the charter, of the Series T Preferred Stock, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series T Preferred Stock issued and outstanding at the time.

In addition, holders of shares of Series T Preferred Stock and of any Parity Preferred Stock upon which like voting rights have been conferred (such Parity Preferred Stock, the “Parity Voting Preferred Stock”), voting together as a single class, will also have an exclusive right to vote on any amendment, alteration or repeal of the charter, including the terms of the Series T Preferred Stock, that would alter only the contract rights, as expressly set forth in the charter, of the Series T Preferred Stock and such Parity Voting Preferred Stock, with any such action requiring the affirmative vote or consent of the holders of shares of Series T Preferred Stock and such Parity Voting Preferred Stock entitled to cast two-thirds of all the votes entitled to be cast by such holders on such matter, with each holder of Series T Preferred Stock and such Parity Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference, with each holder of Series T Preferred Stock and such Parity Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference. As of the date of the prospectus supplement, the Parity Voting Preferred Stock in the foregoing matter includes the Series A Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock.

Further, holders of shares of Series T Preferred Stock will also have the right to vote to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of the Company’s capital stock ranking senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series T Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any authorized shares of the Company’s capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Any such action will require the approval of  (1) a majority of all votes collectively entitled to be cast by the holders of  (i) Series T Preferred Stock, and (ii) any Parity Voting Preferred Stock; and (2) two-thirds of all votes collectively entitled to be cast by the holders of  (i) Series A Preferred Stock, (ii) Series C Preferred Stock, (iii) Series D Preferred Stock, and (iv) any future Parity Preferred Stock (“Future Parity Preferred Stock”) upon which like voting rights have been conferred; in each case, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference; as well as (3) a majority of all votes cast by the holders of  (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, (iv) Series D Preferred Stock, (v) Series T Preferred Stock, and (vi) any Future Parity Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $1,000.00 in liquidation preference.

There are restrictions on ownership of the Series T Preferred Stock intended to preserve the Company’s qualification as a REIT.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary of the Company, dated November 13, 2019

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

10.1	Dealer Manager Agreement by and among Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and Bluerock Capital Markets, LLC, dated November 13, 2019

10.2	Twelfth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Date: November 19, 2019	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary of the Company, dated November 13, 2019

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

10.1	Dealer Manager Agreement by and among Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and Bluerock Capital Markets, LLC, dated November 13, 2019

10.2	Twelfth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 19, 2019